Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Pfizer Inc.’s Registration Statements on Form S-8 (Nos. 2-87473, 33-34139, 33-38708, 33-44053, 33-49631, 33-53713, 33-55771, 33-56979, 33-02061, 333-36371, 333-50899, 333-76839, 333-90975, 333-39606, 333-39610, 333-59660, 333-59654, 333-111333, 333-110571, 333-104582, 333-98105 and 333-104581), on Form S-3 (Nos. 33-49629, 33-56435, 333-48382, and 333-100853), and on Form S-4 (Nos. 33-57709 and 333-90975) of our report dated November 1, 2002 (November 15, 2002 as to Note 24) on the consolidated financial statements of Monsanto Company and subsidiaries as of August 13, 2002 and for the period from January 1, 2002 to August 13, 2002; and of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, in 2000), on the consolidated financial statements of Monsanto Company and subsidiaries for the year ended December 31, 2001, incorporated by reference in this Annual Report on Form 10-K for the year-ended December 31, 2003.

Deloitte & Touche LLP

St. Louis, Missouri

March 10, 2004